SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 24, 2004 (September 22, 2004)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23644	95-2848406
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

380 Madison Avenue
New York, New York 10017
(Address of principal executive offices)

(212) 588-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17. CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17. CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17. CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17. CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal; Election of Directors; Appointment of Principal Officers

On September 22, 2004, Investment Technology Group, Inc. (“ITG”) (NYSE: ITG) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference, announcing that Brian J. Steck, has been appointed to its Board of Directors. With the appointment of Mr. Steck, the ITG Board of Directors now has seven members.

Mr. Steck is currently President of St. Andrews Financial Corp, a private financial and investment company, Chairman of the Board of Purolator Courier and a director of EXCO Technologies Limited. He also serves as Chairman of the investment committee of the Canada Post Employee Pension Fund and is on the advisory board of Teletech North America, one of the world’s largest customer service organizations. Mr. Steck is past Chairman of the Investment Dealers Association of Canada, the Canadian Securities Institute, the Canadian District of the Securities Industry Association of America, and past Governor of the Toronto Stock Exchange.

After obtaining his B. Comm. from Concordia University in 1968 and his MBA from the Wharton Graduate School of Finance in 1970, Mr. Steck joined Nesbitt Thomson & Company Limited located in Montreal.  Mr. Steck became CEO of Nesbitt Thomson & Company Limited and its subsidiaries in 1987 and Chairman in 1990.  He was appointed Vice-Chairman of the Bank of Montreal in 1992, responsible for wealth management and investment banking.  Mr. Steck remained Chairman and CEO of Nesbitt Thomson following its merger with Burns Fry until his retirement from both Nesbitt Burns and the Bank of Montreal in 1999.

Item 9.01 – Financial Statements and Exhibits.

(c)               Exhibits.

Exhibit Number	Description
99.1	Press Release of Investment Technology Group, Inc., dated September 22, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.
(Registrant)

Date:	September 24, 2004	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, Secretary and Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Investment Technology Group, Inc., dated September 22, 2004.